29th August 2023

Michael Villani

84 Festival Court

White Plains,

New York 10603-1560

Dear Michael,

I am pleased to offer you a position with ESPORTS ENTERTAINMENT GROUP, INC (the "Company") as Chief Financial Officer, as per written consent by the Board of Directors at a meeting held on the 28th of August 2023, whereby Esports Entertainment Group Inc Board of Directors (the "Board") appointed Mr. Michael Villani as Chief Financial Officer, effective 29th August 2023 the board and the CNCG committee finalized and approved Mr. Michael Villani's compensation package.

If you decide to accept the position, you will receive an annual salary of $250,000 which will be paid in accordance with the Company's normal payroll procedures and are eligible for annual merit-based adjustments. In addition, you will be eligible for an on target annual discretionary bonus if any. In recognition of the work you have done, the company will pay a one-time bonus of $10,000. During your period as interim CFO, the company will compensate you at the new rate of pay, for the period of 8 months.

As an employee, you will be eligible to receive the employee benefits provided to similarly situated employees, including applicable health and Dental insurance, Stock Purchase Plan, when available. You are also entitled to 20 days paid vacation and all paid Federal holidays, in each case per the Company's normal vacation policy and procedures.

To the extent you are required to travel to perform your duties you will be entitled to reimbursement of reasonable, documented travel expenses. You should note that that Company may modify reporting relationships, salaries and benefits from time to time as it deems necessary.

The Company is excited about your acceptance and looks forward to a beneficial and fruitful relationship. In the event your employment is terminated by the Company, except for "Cause" as defined below, you will be eligible to receive the following: 1. Three (3) months' salary continuation to be paid in accordance with the Company's payroll practices; 2. For purposes of this Agreement, "Cause" means termination for any of the following reasons: (1) willful or deliberate misconduct by you that materially damages the company; (2) misappropriation of Company assets; (3) conviction of, or a plea of guilty or "non contest" to, a felony; or (4) any willful disobedience of the lawful and unambiguous instructions of the CEO of the Company or CEO representative; provided that the CEO has given you written notice of such disobedience or neglect and you have failed to cure such disobedience or neglect within a period reasonable under the circumstances. Further, you agree to provide the Company, in the event of resignation, with at least 3 months' prior notice.

We also ask that, if you have not already done so, you disclose to the Company any and all agreements relating to your prior employment that may affect your eligibility to be employed by the Company or limit the manner in which you may be employed. It is the Company's understanding that any such agreements will not prevent you from performing the duties of your position and you represent that such is the case. Moreover, you agree that, during the term of your employment with the Company, you will not engage in any other employment, occupation, consulting, or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of your employment, nor will you engage in any other activities that conflict with your obligations to the Company. Similarly, you agree not to bring any third-party confidential information to the Company, including that of your former employer, and that you will not in any way utilize any such information in performing your duties for the Company.

As a Company employee, you will be expected to abide by Company rules and standards. You will be specifically required to sign an acknowledgment that you have read and that you understand the Company's rules of conduct, which are included in the Company Handbook that will be provided to you after you begin employment.

As a condition of your employment, you will also be required to sign and comply with the attached At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement, which requires, among other provisions, the assignment of patent rights to any invention made during your employment at the Company, and non-disclosure of proprietary information. In the event of any dispute or claim relating to or arising out of our employment relationship, you and the Company agree to an arbitration in which (i) you are waiving any and all rights to a jury trial but all court remedies will be available in arbitration, (ii) we agree that all disputes between you and the Company shall be fully and finally resolved by binding arbitration, and (iii) all disputes shall be resolved by a neutral arbitrator who shall issue a written opinion.

To indicate your acceptance of the Company's offer, please sign and date this letter in the space provided below. A duplicate original is enclosed for your records. If you accept our offer, your first day of employment will be **29th August 2023**. This letter, along with any agreements relating to proprietary rights between you and the Company, set forth the terms of your employment with the Company and supersede any prior representations or agreements including, but not limited to, any representations made during your interviews or relocation negotiations, whether written or oral. This letter, including, but not limited to, it's at-will employment provision, may not be modified or amended except by a written agreement signed by the Company and you. This offer of employment will terminate if it is not accepted, signed, and returned by **31st August 2023**

We look forward to your favorable reply and to working with you.

Sincerely

Jan Jones Blackhurst - Chair of the Board on behalf of Esports Entertainment Group Inc.

Alex Igelman

Alex Igelman – Chief Executive Officer on behalf of Esports Entertainment Group Inc.
Signature:
Michael Villani

Michael Villani

Date:

08 / 29 / 2023

Enclosures
At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement

ESPORTS ENTERTAINMENT GROUP, INC

AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT, AND ARBITRATION AGREEMENT

As a condition of my employment with ESPORTS ENTERTAINMENT GROUP, INC, its subsidiaries, affiliates, successors or assigns (together, the "**Company**"), and in consideration of my employment with the Company, receipt of Company Confidential Information (as defined below), and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following provisions of this ESPORTS ENTERTAINMENT GROUP, INC At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (this "**Agreement**"):

1. **AT-WILL EMPLOYMENT**

I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR NO SPECIFIED TERM AND CONSTITUTES "AT-WILL" EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS IN WRITING AND SIGNED BY THE PRESIDENT OR CEO OF ESPORTS ENTERTAINMENT GROUP, INC. ACCORDINGLY, I ACKNOWLEDGE THAT MY EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT MY OPTION OR AT THE OPTION OF THE COMPANY, WITH OR WITHOUT NOTICE. I FURTHER ACKNOWLEDGE THAT THE COMPANY MAY UNILATERALLY MODIFY JOB TITLES, SALARIES, AND BENEFITS FROM TIME TO TIME AS IT DEEMS NECESSARY.

2. **CONFIDENTIALITY**

A. *Definition of Confidential Information*. I understand that "**Company Confidential Information**" means information (including any and all combinations of individual items of information) that the Company has or will develop, acquire, create, compile, discover or own, that has value in or to the Company's business which is not generally known and which the Company wishes to maintain as confidential. Company Confidential Information includes both information disclosed by the Company to me, and information developed or learned by me during the course of my employment with the Company. Company Confidential Information also includes all information which has commercial value and/or of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is identified as Company Confidential Information. By example, and without limitation, Company Confidential Information includes any and all non-public information that relates to the actual or anticipated business and/or products, research ordevelopment of the Company, or to the Company's technical data, trade secrets, or know-how, including, but not limitedto, research, product plans, or other information regarding the Company's products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on which I called or with which I may become acquainted during the term of my employment), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of premises, parts, equipment, or other Company property. Notwithstanding the foregoing, Company Confidential Information shall not include any such information which I can establish (i) was publicly known or made generally available prior to the time of disclosure by the Company to me; (ii) becomes publicly known or made generally available after disclosure by the Company to me through no wrongful action or omission by me; or (iii) is in my rightful possession, without confidentiality obligations, at the time of disclosure by the Company as shown by my then- contemporaneous written records; provided that any combination of individual items of information shall not be deemedto be within any of the foregoing exceptions merely because one or more of the individual items are within such exception,unless the combination as a whole is within such exception. I understand that nothing in this Agreement is intended to limit employees' rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law.

B. *Non use and Nondisclosure*. I agree that during and after my employment with the Company, I will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Company Confidential Information, and I will not (i) use Company Confidential Information for any purpose whatsoever other than for the benefit of the Company in the course of my employment, or (ii) disclose Company Confidential Information to any third party without the prior written authorization of the President, CEO, or the Board of Directors of the Company. Prior to disclosure when compelled by applicable law, I shall provide prior written notice to the President,

Chief Executive Officer, and Chief Legal Officer of ESPORTS ENTERTAINMENT GROUP, INC (as applicable) to the extent it is legally permitted to do so. I agree that I obtain no title to any Company Confidential Information, and that as between the Company and myself, ESPORTS ENTERTAINMENT GROUP, INC retains all Confidential Information as the sole property of ESPORTS ENTERTAINMENT GROUP, INC. I understand that my unauthorized use or disclosure of Company Confidential Information during my employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company. I understand thatmy obligations under this **Section 2.B** shall continue after termination of my employment.

C. *Former Employer Confidential Information*. I agree that during my employment with the Company, I will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former employer or other person or entity with which I have an obligation to keep in confidence. I further agree that I will not bring onto the Company's premises or transfer onto the Company's technology systems any unpublished document, proprietary information, or trade secrets belonging to any such third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.

D. *Third Party Information*. I recognize that the Company has received and in the future will receive from third parties associated with the Company, e.g., the Company's customers, suppliers, licensors, licensees, partners, or collaborators ("**Associated Third Parties**"), their confidential or proprietary information ("**Associated Third Party Confidential Information**") subject to a duty on the Company's part to maintain the confidentiality of such Associated Third Party Confidential Information and to use it only for certain limited purposes. By way of example, Associated Third Party Confidential Information may include the likes, dislikes, habits and/or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties including, but not limited to, business relationships with, prospective business relationships with and agreements, including contract beginning and termination dates, with Associated Third Parties. I agree at all times during my employment with the Company and thereafter, that I owe the Company and its Associated Third Parties a duty to hold all such Associated Third Party Confidential Information in the strictest confidence, and not to use it or to disclose it to any person, firm, corporation, orother third party except as necessary in carrying out my work for the Company consistent with the Company's agreementwith such Associated Third Parties. I further agree to comply with any and all Company policies and guidelines that may be adopted from time to time regarding Associated Third Parties and Associated Third Party Confidential Information. I understand that my unauthorized use or disclosure of Associated Third Party Confidential Information or violation of anyCompany policies during my employment may lead to disciplinary action, up to and including immediate termination andlegal action by the Company. Notwithstandingthe foregoing, Associated Third Party Confidential Information shall not include any suchinformation which I can establish (i) was publicly known or made generally available prior to the time of disclosure by theCompany to me; (ii) becomes publicly known or made generally available after disclosure by the Company to me throughno wrongful action or omission by me; or (iii) is in my rightful possession, without confidentiality obligations, at the time of disclosure by the Company as shown by my then-contemporaneous written records; provided that any combination ofindividual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception.

3. **OWNERSHIP**

Assignment of Inventions. As between the Company and myself, I agree that all right, title, and interest in and to any and all material, notes, records, ideas, drawings, designs, logos, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, authored, invented, developed or reduced to practiceby me, solely or in collaboration with others, during the period of time I am in the employ of the Company (including during my off-duty hours), or with the use of the Company's equipment, supplies, facilities, or Company Confidential Information, and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing, except as provided in **Section 4.G** below (collectively, "**Inventions**"), are the sole property of ESPORTS ENTERTAINMENT GROUP, INC and I hereby irrevocably assign with full title guarantee to ESPORTS ENTERTAINMENT GROUP, INC all of my right, title and interest in and to Inventions which includes a present conveyance to ESPORTS ENTERTAINMENT GROUP, INC of ownership of present and future Inventions. I further acknowledge that all original worksof authorship that are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and that are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act. I also agree

to promptly make full written disclosure to ESPORTS ENTERTAINMENT GROUP, INC of any Inventions. I understand and agree that the decision whether or not to commercialize or market any Inventions is within the Company's sole discretion and for the Company's sole benefit, and that no royalty or otherconsideration will be due to me as a result of the Company's efforts to commercialize or market any such Inventions.

A. *Pre-Existing Materials*. I will inform ESPORTS ENTERTAINMENT GROUP, INC in writing before incorporating any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by me or in which I have an interest prior to, or separate from, my employment with the Company, including without limitation, any such inventions that meet the criteria set forth herein under **Section 4.G** ("**Prior Inventions**") into any Invention or otherwise utilizing any such Prior Invention in the course of my employment with the Company, and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. I will not incorporate any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by any third party into any Invention without ESPORTS ENTERTAINMENT GROUP, INC's prior written permission. I have attached hereto as Exhibit A, a list describing all Prior Inventions or, if nosuch list is attached, I represent and warrant that there are no such Prior Inventions. Furthermore, I represent and warrantthat if any Prior Inventions are included on Exhibit A, they will not materially affect my ability to perform all obligations under this Agreement.

B. *Moral Rights*. Any assignment to ESPORTS ENTERTAINMENT GROUP, INC of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as "moral rights," "artist's rights," "droit moral," or the like (collectively, "**Moral Rights**"). To the extent that Moral Rights cannot be assigned under applicable law, I hereby waive and agree not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification,to the extent permitted under applicable law.

C. *Maintenance of Records*. I agree to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. As between the Company and myself, the records are and will be available to and remain the sole property of ESPORTS ENTERTAINMENT GROUP, INC at all times.

D. *Further Assurances*. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to all Inventions, and testifying in a suit or other proceeding relating to such Inventions. In addition, the Company may request written assurances of my compliance with this Agreement which I shall provide within three (3) business days of the Company's written request for such written assurances. I further agree that my obligations under this **Section 3.E** shall continue after the termination of this Agreement.

E. *Attorney-in-Fact*. I agree that, if the Company is unable because of my unavailability, mental or physical incapacity, or for any other reason to secure my signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to ESPORTS ENTERTAINMENT GROUP, INC in **Section3.A**, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agentand attorney-in-fact, to act for and on my behalf to execute and file any papers and oaths, and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by me. This power of attorney shall be deemed coupled

with an interest, and shall be irrevocable.

F. *Exception to Assignments*. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any Invention that I have developed entirely on my own time without using the Company's equipment, supplies, facilities, trade secret information or Company Confidential Information (an "**Other Invention**") except for those Other Inventions that either (i) relate at the time of conception or reduction to practice of such Other Invention to the Company's business, or actual or anticipated research or development of the Company or (ii) result from or relate to any work that I performed for the Company or to any Company Confidential Information or Inventions. I will not incorporate, or permit to be incorporated, any Other Invention owned by me or in which I have an interest into a Company product, process or service without the Company's prior written consent. Notwithstanding the foregoing sentence, if, in the course of my employment with the Company, I incorporate into a Company product, process, or service an Other Invention owned by me or in which I have an interest, I hereby grant to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, transferable, sublicensable, worldwide license to reproduce, make derivative works of, distribute, perform, display, import, make, have made, modify, use, sell, offer to sell, and exploit in any other way such Other Invention, and to practice any method related thereto.

4. **<u>Conflicting Obligations</u>**

A. *Current Obligations*. I agree that during the term of my employment with the Company, I will not engage in or undertake any other employment, occupation, consulting relationship, or commitment that is directly and/or indirectly relatedto the business in which the Company is now involved or becomes involved or has plans to become involved, nor will I engage in any other activities that conflict with my obligations to the Company.

B. *Prior Relationships*. Without limiting **Section 4.A**, I represent and warrant that I have no other agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, my obligations to the Company under this Agreement, or my ability to become employed and perform the services for which I am being hired by the Company. I further agree that if I have signed a confidentiality agreement or similar type of agreement with any former employer or other entity, I will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. I represent and warrant that after undertaking a careful search (including searches of my computers, cell phones, electronic devices, and documents), I have returned all property and confidential information belonging to all prior employers (and/or other third parties I have performed services for in accordance with the terms of my applicable agreement). Moreover, I agree to fully indemnify the Company, its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by any of them resulting from my breach of my obligations under any agreement with a third party to which I am a party or obligation to which I am bound, as well as any reasonable attorneys' fees and costs if the plaintiff is the prevailing party in such an action, except as prohibited by law.

5. **<u>Return of Company Materials</u>**

A. *Definition of Electronic Media Equipment and Electronic Media Systems*. I understand that **"Electronic Media Equipment"** includes, but is not limited to, computers, external storage devices, thumb drives, handheld electronic devices, telephone equipment, and other electronic media devices. I understand that **"Electronic Media Systems"** includes, but is not limited to, computer servers, messaging and email systems or accounts, and web-based services (including cloud-based information storage accounts), whether provided for my use directly by the company or by third-party providers on behalf of the company.

B. *Return of Company Property*. I understand that anything that I created or worked on for the Company while working for the Company belongs solely to the Company and that I cannot remove, retain, or use such information without the Company's express written permission. Accordingly, upon separation from employment with the Company or upon the Company's written request at any other time, I will immediately deliver to ESPORTS ENTERTAINMENT GROUP, INC, and will not keep in my possession, recreate, or deliver to anyone else, any and all Company property,including, but not limited to, Company Confidential Information, Associated Third Party Confidential Information, all Company equipment including all Company Electronic Media Equipment, all tangible embodiments of the Inventions, all electronically stored information and passwords to access such property, Company credit cards, records, data, notes,

notebooks, reports, files, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property, and reproductions of any of the foregoing items, including, without limitation, those records maintained pursuant to **Section 3.D.**

C. *Return of Company Information on Company Electronic Media Equipment.* In connection with my obligation to return information to the Company, I agree that I will not copy, delete, or alter any information, including personal information voluntarily created or stored, contained upon my Company Electronic Media Equipment before I return the information to the Company.

D. *Return of Company Information on Personal Electronic Media Equipment.* In addition, if I have used any personal Electronic Media Equipment or personal Electronic Media Systems to create, receive, store, review, prepare or transmit any Company information, including but not limited to, Company Confidential Information, I agree to make a prompt and reasonable search for such information in good faith, including reviewing any personal Electronic Media Equipment or personal Electronic Media Systems to locate such information and if I locate such information I agree to notify the Company of that fact and then provide the Company with a computer-useable copy of all such Company information from those equipment and systems; and I agree to cooperate reasonably with the Company to verify that the necessary copying is completed (including upon request providing a sworn declaration confirming the return of property and deletion of information), and, upon confirmation of compliance by the Company, I agree to delete and expunge all Company information.

E. *No Expectation of Privacy in Company Property.* I understand that I have no expectation of privacy in Company property, and I agree that any Company property situated on Company premises, or held by third-party providers for the benefit of the company, is subject to inspection by Company personnel at any time with or without further notice. I also understand and agree that as it relates to the Company's desire to protect its confidential and proprietary information, I have no expectation of privacy as to any personal Electronic Media Equipment or personal Electronic Media Systems that I have used for Company purposes. I further agree that the Company, at its sole discretion, may have access to such personal Electronic Media Equipment or personal Electronic Media Systems to retrieve, destroy, or ensure the permanent deletion of Company information from such equipment or systems. I also consent to an exit interview and an audit to confirm my compliance with this **Section** 5, and I will certify in writing that I have complied with the requirements of this **Section** 5.

6. <u>TERMINATION CERTIFICATION</u>

Upon separation from employment with the Company and the written request of the Company, I agree to immediately sign and deliver to the Company the "Termination Certification" attached hereto as Exhibit B. I also agree to keep ESPORTS ENTERTAINMENT GROUP, INC advised of my home and business address for a period of three (3) yearsafter termination of my employment with the Company, so that the Company can contact me regarding my continuing obligations provided by this Agreement.

7. <u>COVENANT NOT TO COMPETE AND NO SOLICITATION</u>

A. *Covenant Not to Compete.* I agree that during the course of my employment and for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether I resign voluntarily or am terminated by the Company involuntarily, I will not, directly or indirectly, whether paid or not: serve as a partner, principal, licensor, licensee, employee, consultant, officer, director, manager, agent, affiliate, representative, advisor, promoter, associate, investor, or otherwise of or for, (ii) own, purchase, organize or take preparatory steps for the organization of, or (iii) build, design, finance, acquire, lease, operate, manage, control, invest in, work or consult for or otherwise join, participate in or affiliate myself with, any business primarily involved in Internet gaming (including but not limited to daily fantasy gaming) or the Internet gaming division of a business that is not primarily involved in Internet gaming. For avoidance of doubt, Internet gaming includes gaming on mobile devices. The foregoing covenant shall cover my activities in every part of the Territory. "Territory" shall mean (i) all counties in the state and/or states from where I am providing services to the Compnay; (ii) all other states of the United States of America from which the Company derived revenue or conducted business at any time during the two-year period prior to the date of the termination of my relationship with the Company; and (iii) any other countries from which the Company derived revenue or conducted

business at any time during the two-year period prior to the date of the termination of my relationship with the Company. Should I obtain other employment duringmy employment with the Company or within twelve (12) months immediately followingthe termination of my relationshipwith the Company, upon the written request of the Company at my termination of employment I agree to provide written notification to the Company as to the name and address of my new employer, the position that I expect to hold, and a general description of my duties and responsibilities, at least three (3) business days prior to starting such employment.

B. *No Solicitation.*

(1) *Non-Solicitation of Customers.* I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether I resign voluntarily or am terminated by the Company involuntarily, I shall not contact, or cause to be contacted, directly or indirectly, or engage in any form of oral, verbal, written, recorded, transcribed, or electronic communication with any Customer for the purposes of conducting business that is competitive or similar to that of the Company or for the purpose of disadvantaging the Company's business in any way. For the purposes of this Agreement, "Customer" shall mean all persons or entities that have used or inquired of the Company's services at any time during the two-year period preceding the termination of my employment with the Company. I acknowledge and agree that the Customers did not use or inquire of the Company's services solely as a result of my efforts, and that the efforts of other Company personnel and resources are responsible for the Company's relationship with the Customers. I further acknowledge and agree that the identity of the Customers is not readily ascertainable or discoverable through public sources, and that the Company's list of Customers was cultivated with great effort and secured through the expenditure of considerable time and money by the Company.

(2) *Non-Solicitation of Employees.* I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company, whether I resign voluntarily or am terminated by the Company involuntarily, I will not directly or indirectly hire, solicit, or recruit, or attempt to hire, solicit, or recruit, any employee of the Company to leave their employment with the Company, nor will I contact any employee of the Company, or cause an employee of the Company to be contacted, for the purpose of leaving employment with the Company, in each case, unless such employee is a former employee of the Company and has not been employed by the Company within the six (6) months prior to the termination of my relationship with the Company.

(3) *Non-Solicitation of Others.* I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company, whether I resign voluntarily or am terminated by the Company involuntarily, I will not solicit, encourage, or induce, or cause to be solicited, encouraged or induced, directly or indirectly, any franchisee, joint venture, supplier, vendor or contractor who conducted business with the Company at any time during the two year period preceding the termination of my employment with the Company, to terminate or adversely modify any business relationship with the Company or not to proceed with, or enter into, any business relationship with the Company, nor shall I otherwise interfere with any business relationship between the Company and any such franchisee, joint venture, supplier, vendor or contractor.

C. *Acknowledgements.*

(1) I acknowledge that I will derive significant value from the Company's agreement to provide me with Company Confidential Information to enable me to optimize the performance of my duties to the Company. I further acknowledge that my fulfillment of the obligations contained in this Agreement, including, but not limited to, my obligation neither to disclose nor to use Company Confidential Information other than for the Company's exclusive benefit and my obligations not to compete and not to solicit contained in subsections (A) and (B) above, is necessary to protect Company Confidential Information and, consequently, to preserve the value and goodwill of the Company. I also acknowledge the time, geographic and scope limitations of my obligations under subsections (A) and (B) above are fair and reasonable in all respects, especially in light of the Company's need to protect Company Confidential Information and the international scope and nature of the Company's business, and that I will not be precluded from gainful employment if I am obligated not to compete with the Company or solicit its customers or others during the period and within the Territory as described above. In the event of my breach or violation of this Section 7, or good faith allegation by the Company of my breach or violation of this Section 7, the restricted periods set forth in this Section 7 shall be tolled until such breach or violation, or dispute related to an allegation by the Company that I have breached or violated this

Section 7, has been duly cured or resolved, as applicable.

(2) *Separate Covenants*. The covenants contained in subsections (A) and (B) above shall be construed as a series of separate covenants, one for each city, county and state of any geographic area in the Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in subsections (A) and (B) above. If, in any judicial or arbitral proceeding, a court or arbitrator refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be revised, or if revision is not permitted it shall be eliminated from this Agreement, to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of subsections (A) and (B) above are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, then permitted by such law. In the event that the applicable court or arbitrator does not exercise the power granted to it in the prior sentence, I and the Company agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

8. **NOTIFICATION OF NEW EMPLOYER**

In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my obligations under this Agreement.

9. **CONFLICT OF INTEREST GUIDELINES**

I agree to diligently adhere to all policies of the Company, including the Company's insider trading policies and the Company's Conflict of Interest Guidelines. A copy of the Company's current Conflict of Interest Guidelines is attached as Exhibit C hereto, but I understand that these Conflict of Interest Guidelines may be revised from time to time during my employment.

10. **REPRESENTATIONS**

Without limiting my obligations under Section 3.E above, I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent and warrant that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I hereby represent and warrant that I have not entered into, and I will not enter into, any oral or written agreement in conflict herewith.

11. **AUDIT**

I acknowledge that I have no reasonable expectation of privacy in any computer, handheld device, telephone, voicemail, email or other technology system that is used to conduct the business of the Company. All information, data, and messages created, received, sent, or stored in these systems are, at all times, the property of the Company. As such, the Company has the right to audit and search all such items and systems, without further notice to me, to ensure that the Company is licensed to use the software on the Company's devices in compliance with the Company's software licensing policies, to ensure compliance with the Company's policies, and for any other business-related purposes in the Company's sole discretion. I understand that I am not permitted to add any unlicensed, unauthorized, or non-compliant applications to the Company's technology systems, including, without limitation, open source or free software not authorized by the Company, and that I shall refrain from copying unlicensed software onto the Company's technology systems or using non-licensed software or websites. I understand that it is my responsibility to comply with the Company's policies governing use of the Company's documents and the internet, email, telephone, and technology systems to which I will have access in connection with my employment.

I am aware that the Company has or may acquire software and systems that are capable of monitoring and recording all Company network traffic to and from any computer, handheld device, telephone, voicemail, email or other technology system I may use to access the Company's internal networks. The Company reserves the right to access, review, copy, and delete any of the information, data, or messages accessed through these systems with or without noticeto me and/or in my absence. This includes, but is not limited to, all e-mail messages sent or received, all website visits, allchat sessions, all news group activity (including groups visited, messages read, and postings by me), and all file transfers into and out of the Company's internal networks. The Company further reserves the right to retrieve previously deleted messages from e-

mail or voicemail and monitor usage of the Internet, including websites visited and any information I have downloaded. In addition, the Company may review Internet and technology systems activity and analyze usage patterns, and may choose to publicize this data to assure that technology systems are devoted to legitimate businesspurposes.

12. **<u>Arbitration and Equitable Relief</u>**

(1) *Arbitration*. IN CONSIDERATION OF MY EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES AND MY RECEIPT OF THE COMPENSATION, PAY RAISES AND OTHER BENEFITS PAID TO ME BY THE COMPANY, AT PRESENT AND IN THE FUTURE, I AGREE THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM MY EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF MY EMPLOYMENT OR REALTIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE ARBITRATION PROVISIONS SET FORTH IN THE AMERICAN ARBITRATION ASSOCIATION RULES AND MEDIATION PROCEDURES (THE "AAA RULES"). THE FEDERAL ARBITRATION ACT SHALL CONTINUE TO APPLY WITHFULL FORCE AND EFFECT NOTWITHSTANDING THE APPLICATION OF PROCEDURAL RULES SET FORTH IN THE ACT. I AGREETHAT I MAY ONLY COMMENCE AN ACTION IN ARBITRATION, OR ASSERT COUNTERCLAIMS IN AN ARBITRATION, ON AN INDIVIDUAL BASIS AND, THUS, I HEREBY WAIVE MY RIGHT TO COMMENCE OR PARTICIPATE IN ANY CLASS OR COLLECTIVEACTION(S) AGAINST THE COMPANY, AS SUCH WAIVER IS PERMITTED BY LAW. DISPUTES THAT I AGREE TO ARBITRATE, AND THEREBY AGREE TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER LOCAL, STATE,OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE FAIR LABOR STANDARDS ACT, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGEDISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE SARBANES-OXLEY ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAIR CREDIT REPORTING ACT, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, THE FAMILY AND MEDICAL LEAVE ACT, AND ALL LOCAL STATE AND FEDERAL LAWS REALATED TO MY RELATIONSHIP WITH OR CONCERNING THE COMPANY, CLAIMS OF HARASSMENT, DISCRIMINATION AND WRONGFUL TERMINATION AND ANY STATUTORY OR COMMON LAW CLAIMS. I FURTHER UNDERSTAND THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH ME.

(2) *Procedure*. I AGREE THAT ANY ARBITRATION WILL BE ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION ("AAA") PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES AND MEDIATION PROCEDURES, WHICH ARE AVAILABLE AT adr.org/rules, PROVIDED, HOWEVER, THAT THE AAA RULES SHALL NOT CONTRADICT OR OTHERWISE ALTER THE TERMS OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE BELOW COST SHARING PROVISION. I UNDERSTAND THAT THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION ("ARBITRATION COSTS"), EXCEPT AS PROHIBITED BY LAW, AND UNDERSTAND THAT EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE ATTORNEYS' FEES AND COSTS. IN THE EVENT THAT AAA FAILS, REFUSES, OR OTHERWISE DOES NOT ENFORCE THE AFOREMENTIONED ARBITRATION COST SHARING PROVISION, EITHER PARTY MAY COMMENCE AN ACTION TO RECOVER SUCH AMOUNTS AGAINST THE NON-PAYING PARTY IN ANY COURT AND THE NON-PAYING PARTY SHALL REIMBURSE THE MOVING PARTY FOR THE ATTORNEYS' FEES AND COSTS IT INCURS IN CONNECTION WITH SUCH ACTION.I AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS, PRIOR TO ANY ARBITRATION HEARING. I AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. I ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW. I AGREE THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. I AGREE THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN A MANNER CONSISTENT WITH NEVADA LAW AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE NEVADA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. TO THE EXTENT THAT THE AAA RULESCONFLICT WITH NEVADA LAW, NEVADA LAW SHALL TAKE PRECEDENCE. I AGREE THAT ABRITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN PERSON AND BEFORE ONE ARBITRATOR AND NOT A PANEL OF ARBITRATORS IN NEW YORK COUNTY, STATE OF NEW YORK

(3) *Remedy*. EXCEPT AS PROVIDED BY THE RULES AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND FINAL REMEDY FOR ANY DISPUTE BETWEEN ME AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE RULES AND THIS AGREEMENT, NEITHER I NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION.

(4) *Availability of Injunctive Relief*. I AGREE THAT ANY PARTY MAY ALSO PETITION THE COURT FOR INJUNCTIVE RELIEF WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF THE AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT, AND ARBITRATION AGREEMENT BETWEEN ME AND THE COMPANY OR ANY OTHER AGREEMENT REGARDING TRADE SECRETS, CONFIDENTIAL INFORMATION, NONCOMPETITION OR NONSOLICITATION. I UNDERSTAND THAT ANY BREACH OR THREATENED BREACH OF SUCH AN AGREEMENT WILL CAUSE IRREPARABLE INJURY AND THAT MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR AND BOTH PARTIES HEREBY CONSENT TO THE ISSUANCE OF AN INJUNCTION WITHOUT POSTING OF A BOND. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS' FEES WITHOUT REGARD FOR THE PREVAILING PARTY IN THE FINAL JUDGMENT, IF ANY. SUCH ATTORNEYS' FEES AND COSTS SHALL BE RECOVERABLE ON WRITTEN DEMAND AT ANY TIME, INCLUDING, BUT NOT LIMTIED TO, PRIOR TO ENTRY OF A FINAL JUDGMENT, IF ANY, BY THE COURT, AND MUST BE PAID WITHIN THIRTY (30) DAYS AFTER DEMAND OR ELSE SUCH AMOUNTS SHALL BE SUBJECT TO THE ACCRUAL OF INTEREST AT A RATE EQUAL TO THE MAXIMUM STATUTORY RATE.

(5) *Administrative Relief*. I UNDERSTAND THAT THIS AGREEMENT DOES NOT PROHIBIT ME FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, ANY LOCAL STATE COMMISSION ON HUMAN RELATIONS, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, OR ANY LOCAL STATE WORKERS' COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ME FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.

13. *VOLUNTARY NATURE OF AGREEMENT.*

I ACKNOWLEDGE AND AGREE THAT I AM EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. I FURTHER ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND THAT I HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT I AM WAIVING MY RIGHT TO A JURY TRIAL. FINALLY, I AGREE THAT I HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT.

14. MISCELLANEOUS

A. *Governing Law; Consent to Personal Jurisdiction*. This Agreement will be governed by the laws of the State of Nevada without regard to Nevada's conflicts of law rules that may result in the application of the laws of any jurisdiction other than Nevada. To the extent that any lawsuit is permitted under this Agreement, I hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in Henderson County, Nevada for any lawsuit filed against me by the Company.

B. *Assignability*. This Agreement will be binding upon my heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. Notwithstanding anything to the contrary herein, ESPORTS ENTERTAINMENT GROUP, INC may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of ESPORTS ENTERTAINMENT GROUP, INC's relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise. There are no intended third-party beneficiaries to this Agreement, except as may be expressly otherwise stated.

C. *Entire Agreement*. This Agreement, together with the Exhibits herein, any executed written offer letter between me and the Company, and my Employment Agreement with the Company, to the extent such materials are not in conflict with this Agreement, sets forth the entire agreement and understanding between the Company and me

with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between us, including, but not limited to, any representations made during my interview(s) or relocation negotiations. I represent and warrant that I am not relying on any statement or representation not contained in this Agreement. Any subsequent change or changes in my duties, salary, compensation, conditions or any other terms of my employment will not affect the validity or scope of this Agreement.

D. *Headings*. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

E. *Severability*. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

F. *Modification, Waiver*. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the President or CEO of the Company and me. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

G. *Survivorship*. The rights and obligations of the parties to this Agreement will survive termination of my employment with the Company.

H. *Protected Activity Not Prohibited*. I understand that nothing in this Agreement shall in any way limit or prohibit me from engaging for a lawful purpose in any Protected Activity. For purposes of this Agreement, **"Protected Activity"** shall mean filing a charge or complaint, or otherwise communicating, cooperating, or participating with, any state, federal, or other governmental agency, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, and the National Labor Relations Board. Notwithstanding any restrictions set forth in this Agreement, I understand that I am not required to obtain authorization from the Company prior to disclosing information to, or communicating with such agencies, nor am I obligated to advise the Company as to any such disclosures or communications. Notwithstanding, in making any such disclosures or communications, I agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information to any parties other than the relevant government agencies. I further understand that **"Protected Activity"** does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company's written consent shall constitute a material breach of this Agreement.

Date: 08 / 29 / 2023 Michael Villani

Michael Villani

EXHIBIT A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

____No inventions or improvements

____Additional Sheets Attached

Date: 08 / 29 / 2023

Michael Villani

Michael Villani

EXHIBIT B

ESPORTS ENTERTAINMENT GROUP, INC TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, any other documents or property, or reproductions of any and all aforementioned items belonging to ESPORTS ENTERTAINMENT GROUP, INC its subsidiaries, affiliates, successors or assigns (together, the "**Company**").

I further certify that I have complied with all the terms of the Company's At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein) conceived or made by me (solely or jointly with others), as covered by that agreement.

I further agree that, in compliance with the At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement, I will preserve as confidential all Company Confidential Information and Associated Third Party Confidential Information, including trade secrets, confidential knowledge, data, or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans, financial information, or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants, or licensees.

I also agree that for twelve (12) months from this date, I will comply with the non-competition and non-solicitation provisions, as set forth in Section 7 of the At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement.

After leaving the Company's employment, I will be employed by___________________________________in the

position of____.

Date: ________________________________ _______________________________________

Michael Villani

Address for Notifications: ____

____

EXHIBIT C

ESPORTS ENTERTAINMENT GROUP, INC CONFLICT OF INTEREST GUIDELINES

It is the policy of ESPORTS ENTERTAINMENT GROUP, INC to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees,and independent contractors must avoid activities that are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations that must be avoided:

1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement elaborates on this principle and is a binding agreement.)

2. Accepting or offering substantial gifts, excessive entertainment, favors, or payments that may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

3. Participating in civic or professional organizations that might involve divulging confidential information of the Company.

4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

5. Initiating or approving any form of personal or social harassment of employees.

6. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

7. Borrowing from or lending to employees, customers, or suppliers.

8. Acquiring real estate of interest to the Company.

9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

10. Unlawfully discussing prices, costs, customers, sales, or markets with competing companies or their employees.

11. Making any unlawful agreement with distributors with respect to prices.

12. Improperly using or authorizing the use of any inventions that are the subject of patent claims of any other person or entity.

Each officer, employee, and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning. I understand that nothing in this Agreement is intended to limit employees' rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law.